As filed with the Securities and Exchange Commission on April 3, 2008

Registration No. 333-130114

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 9

to
Form S-11

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Hines Real Estate Investment Trust, Inc.
(Exact name of registrant as specified in governing instruments)

2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Address, including zip code, and telephone number, including, area code, of principal executive offices)	Charles N. Hazen 2800 Post Oak Boulevard Suite 5000 Houston, Texas 77056-6118 (888) 220-6121 (Name and address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Judith D. Fryer, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
(212) 801-9200

Approximate date of commencement of proposed sale to the public:  as soon as practicable after this registration statement becomes effective.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-130114

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

TABLE OF CONTENTS

Item 36. Financial Statements and Exhibits
SIGNATURES
Consent of Deloitte & Touche LLP

Explanatory Note:  This Post-Effective Amendment No. 9 is filed pursuant to Rule 462(d) under the Securities Act solely to add certain exhibits not previously filed with respect to such Registration Statement.

Item 36.	Financial Statements and Exhibits

(b) Exhibits:

Exhibit
No.	Description

23.1	Consent of Deloitte & Touche LLP

II-1

SIGNATURES

  Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas on April 3, 2008.

Hines Real Estate Investment Trust, Inc.

By:	/s/ Charles N. Hazen
Charles N. Hazen
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chairman of the Board of Directors	April 3, 2008
Jeffrey C. Hines

*	President and Chief Executive Officer	April 3, 2008
Charles N. Hazen

/s/ Sherri W. Schugart	Chief Financial Officer	April 3, 2008
Sherri W. Schugart

*	Vice President - Finance; Treasurer and Secretary	April 3, 2008
Frank R. Apollo

/s/ Ryan T. Sims	Chief Accounting Officer	April 3, 2008
Ryan T. Sims

	*	Director	April 3, 2008
C. Hastings Johnson

	*	Director	April 3, 2008
Charles M. Baughn

	*	Director	April 3, 2008
George A. Davis

	*	Director	April 3, 2008
Thomas A. Hassard

	*	Director	April 3, 2008
Stanley D. Levy

	/s/ Paul B. Murphy Jr.	Director	April 3, 2008
Paul B. Murphy Jr.

*By:	/s/ Sherri W. Schugart
Sherri W. Schugart Attorney-in-fact

II-2

EXHIBIT INDEX

Exhibit
No.	Description

23.1	Consent of Deloitte & Touche LLP